NSAR ITEM 77O

                          VKAC Municipal Income Trust
                               10f-3 Transactions


                                                                       Amount of shares                              Date of
Underwriting      # Underwriting            Purchased From             Purchased            % of Underwriting        Purchase


1                 Puerto Rico Electric      Bear Stearns               5,000,000                 4.000%                 07/09/97
2                 NY City Water             Paine Webber               2,000,000                 0.690%                 08/05/97
3                 Dorm Auth NY              Lehman                     5,000,000                 3.400%                 02/17/98
                  Interfait
4                 PR Highway 4.75%          Merrill Lynch             10,000,000                 0.880%                 02/19/98
5                 Emp. St. Dev. Corp.       Paine Webber               3,667,000                 1.870%                 02/26/98
6                 PR El. Power 5.00%        Bear Stearns              10,000,000                 0.790%                 03/27/98
7                 Long Island Power         Bear Stearns               5,000,000                 0.148%                 05/13/98
8                 Metro Trans. Auth         Merrill Lynch             10,000,000                 3.900%                 06/16/98

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